Exhibit 99.4

UNAUDITED PRO FORMA COMBINED CONsolidated FINANCIAL INFORMATION

Introduction

The following unaudited pro forma combined financial information presents the combination of the financial information of Aesther Healthcare Acquisition Corp. (“Aesther” or “AHAC”) and Ocean Biomedical, Inc. adjusted to give effect to a completed transaction on February 14, 2023 (the “Closing Date”), whereas, AHAC consummated the Agreement and Plan of Merger dated August 31, 2022 as amended on December 5, 2022 (the “Business Combination Agreement”). On the Closing Date, AHAC Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of AHAC (“Merger Sub”) merged with and into Ocean Biomedical, Inc., with Ocean Biomedical, Inc., continuing as the surviving entity and a wholly-owned subsidiary of AHAC (“Merger,” and, together with the other transactions and ancillary agreements contemplated by the Business Combination Agreement, the “Business Combination”). In connection with the closing of the Business Combination (the “Closing”), AHAC changed its name from “Aesther Healthcare Acquisition Corp.” to “Ocean Biomedical, Inc.” (“New Ocean Biomedical” or the “Company”) and Ocean Biomedical, Inc., changed its name to “Ocean Biomedical Holdings, Inc (“Ocean Biomedical” or “Legacy Ocean”). The unaudited pro forma combined consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma combined consolidated balance sheets as of December 31, 2022 combines the historical audited balance sheet of AHAC as of December 31, 2022 with the historical audited consolidated balance sheets of Ocean Biomedical as of December 31, 2022 on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on December 31, 2022.

The unaudited pro forma combined consolidated statements of operations for the year ended December 31, 2022 combine the historical audited statement of operations of AHAC and the audited consolidated statements of operations of Ocean Biomedical on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2022, the beginning of the earliest period presented.

The unaudited pro forma combined consolidated balance sheets as of December 31, 2022 and the unaudited pro forma combined consolidated statements of operations for the year ended December 31, 2022 are presented in connection with the Closing on the Closing Date including the occurrence of the following:

● AHAC issued to the holders of Ocean Biomedical’s securities as of immediately prior to the Closing approximately 23,355,432 shares of AHAC’s Class A common stock (with a per-share value of $10.00) with an aggregate value equal to $233,554,320, as adjusted as required by the Business Combination Agreement to take into account net working capital, closing net debt and Ocean Biomedical, transaction expenses, in exchange for all of the issued and outstanding capital stock of Ocean Biomedical;

● the Sponsor’s 2,625,000 shares of AHAC’s Class B common stock converted on a one-for-one basis into 2,625,000 shares of AHAC’s Class A common stock pursuant to the Third Amended and Restated Certificate of Incorporation (the “Amended Certificate”);

● AHAC issued to the Sponsor 1,365,000 additional shares of AHAC’s Class A common stock in connection with the Sponsor obtaining two (2) three-month extensions beyond the September 16, 2022 deadline to complete an initial business combination;

● all shares of AHAC’s Class A common stock were reclassified as common stock pursuant to the Company’s Third Amended and Restated Certificate of Incorporation (the “Amended Certificate”); and

● New Ocean Biomedical issued to Second Street Capital, LLC (“Second Street”), Ocean Biomedical’s lender, three (3) warrants (the “Converted Ocean Warrants”) for the number of shares of New Ocean Biomedical’s common stock equal to the economic value of the Legacy Ocean warrants previously issued to Second Street in exchange for the termination of the Ocean Biomedical warrants. The Converted Ocean Warrants are exercisable for a total of 511,712 shares of New Ocean Biomedical’s common stock at an exercise price of $8.06 per share and 102,342 shares of New Ocean Biomedical’s common stock at an exercise price of $7.47 per share.

PF 1

● pursuant to the Vellar Backstop Agreement (as defined below), Vellar and its assigns purchased 4,885,466 shares of AHAC Class A common stock through a broker in the open market, including from other stockholders that elected to redeem and subsequently revoked their prior elections to redeem their shares, following the expiration of AHAC’s redemption offer.

The historical financial information of AHAC was derived from the audited financial statements of AHAC for the year ended December 31, 2022 and from the audited financial statements for the period from inception June 17, 2021 to December 31, 2021. The historical financial information of Ocean Biomedical was derived from the audited consolidated financial statements of Ocean Biomedical for the years ended December 31, 2022 and 2021. This information should be read together with AHAC’s audited financial statements and related notes contained in the Company’s Form 10-K for the year ended December 31, 2022 (the “2022 Form 10-K”) and the section entitled “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the 2022 Form 10-K, Ocean Biomedical’s audited financial statements and related notes, contained in Exhibit 99.2 of this Amendment No. 2 to the Company’s Form 8-K dated February 14, 2023 (the “Amended Form 8-K”) and the section entitled “Ocean Biomedical’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included in the Company’s 2022 Form 10-K and in the Amended Form 8-K.

The pro forma combined consolidated financial statements have been presented for informational purposes only and are not necessarily indicative of what AHAC’s and Ocean Biomedical’s financial position or results of operations actually would have been had the transaction been completed as of the date indicated. In addition, the pro forma data does not purport to project the future financial position or operating results of New Ocean Biomedical. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Accounting for the Business Combination

The Business Combination is accounted for as a reverse recapitalization in accordance with Generally Accepted Accounting Principles (“GAAP”). Under this method of accounting, AHAC, who is the legal acquirer, is treated as the “acquired” company for financial reporting purposes and Ocean Biomedical is treated as the accounting acquirer. Ocean Biomedical has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	Ocean Biomedical’s existing stockholders have 69.2% of the voting interest of New Ocean Biomedical;

●	Ocean Biomedical’s senior management comprises the senior management of New Ocean Biomedical;

●	the directors nominated by Ocean Biomedical represents the majority of the board of directors of New Ocean Biomedical;

●	Ocean Biomedical’s operations comprises the ongoing operations of New Ocean Biomedical; and

●	“Ocean Biomedical, Inc.” is the name being used by New Ocean Biomedical.

The business combination is accounted for as the equivalent of a capital transaction in which Ocean Biomedical has issued stock for the net assets of AHAC. The net assets of AHAC are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are Ocean Biomedical.

Basis of Pro Forma Presentation

The unaudited pro forma combined financial information reflects the Company stockholders’ approval of the Business Combination on February 3, 2023, the redemption of 10,389,093 shares of the Company’s Class A common stock at approximately $10.34 per share based on trust figures prior to the Closing on February 14, 2023, and the Closing of the Business Combination on February 14, 2023.

The following summarizes the pro forma shares of New Ocean Biomedical common stock issued and the table below shows the issued and outstanding at the Closing:

	Share ownership in New Ocean Biomedical
Stockholder	Shares	%
Legacy Ocean equity holders	23,355,432	69.2%
AHAC Public Stockholders	293,569	0.9%
AHAC Sponsor	2,625,000	7.8%
Extension Shares	1,365,000	4.0%
Shares Consideration	1,200,000	3.6%
Syndicated Forward Purchase Agreement	4,885,466	14.5%
	33,724,467	100.0%

PF 2

UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2022

(In thousands)

	(A) OCEA	(B) AHAC	Adjustments		Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	$34	$328	$3,100	(1)	$2,912
			(550	)(5)
Deferred Acquisition Costs	1,808	-	(1,808	)(2)	-
Prepaid expenses and other assets	-	140	-		140
Total current assets	1,842	468	742		3,052

Forward purchase agreement	-	-	51,127	(1)	51,127
Cash held in trust	-	110,433	(110,443	)(1)	-
Total assets	1,842	110,911	(58,574)		54,179

Liabilities and stockholders’ (deficit)/equity
Current liabilities:
Accounts payable	$11,440	$325	$—		$11,765
Accrued expenses and other current liabilities	445	989			1,434
Short term loans	776	2,150	(550	)(5)	2,376
Total current liabilities	12,661	3,464	(550)		15,575

Deferred underwriting commissions	-	3,150			3,150
Total liabilities	12,661	6,614	(550)		18,725

Commitments and contingencies
AHAC Class A common stock subject to possible redemption	-	110,443	(110,443	)(1)	-

Stockholders’ (deficit)/equity
AHAC preferred stock	-	-	-		-
OCEA common stock	-	-	-		-
AHAC Class A common stock	-	-	4	(3)	4
AHAC Class B common stock		1	(1	)(3)	-
Additional paid-in capital	70,770	(3,380)	65,962	(1)	142,424
			(1,808	)(2)
			(4	)(3)
			(2,766	)(4)
			13,650	(5)
Retained earnings (accumulated deficit)	(81,589)	(2,766)	(11,736	)(1)	(106,975)
			2,766	(4)
			(13,650	)(5)

Total stockholders’ (deficit) equity	(10,819)	(6,146)	52,419		35,454
Total liabilities and stockholders’ (deficit) equity	1,842	110,911	(58,574)		54,179

(A) Obtained from the audited consolidated balance sheets of Ocean Biomedical as of December 31, 2022.

(B) Obtained from the audited balance sheet of AHAC as of December 31, 2022.

See accompanying notes to the combined consolidated financial statements

PF 3

UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2022

(Dollars in thousands, except per share data)

	Ocean Biomedical	AHAC	Transaction
	Historical	Historical	Accounting		Proforma
	(A)	(B)	Adjustments	Note 2	Combined
Revenue	$-	$-	$-		$-
Operating expenses:
Research and development	8,409	-			8,409
Selling, general and administrative	7,712	2,482	-		10,194
Total operating expenses	16,121	2,482	-		18,603
Loss from operations	(16,121)	(2,482)	-		(18,603)
Other income (expense):
Other income (expense):	(1,238)	-	(11,736)	(dd)	(12,974)
Loss on Extinguishment of Debt			(13,650)	(cc)	(13,650)
Interest, net	-	1,524	(1,524)	(aa)	-
Total other income (expense)	(1,238)	1,524	(26,910)		(26,624)
Income (loss) before income tax expense	(17,359)	(958)	(26,910)		(45,227)
Income tax expense	-	-	-		-
Net income (loss)	$(17,359)	$(958)	$(26,910)		$(45,227)
Basic and diluted weighted average shares outstanding, Class A Common Stock	17,496,370	10,600,000	33,724,467	(bb)	33,724,467

Class A common stock – basic and diluted net loss per share	(0.99)	$(0.09)			$(1.34)
Basic and diluted weighted average shares outstanding, Class B Common Stock		2,625,000	(2,625,000)	(bb)	-
Class B common stock – basic and diluted net loss per share		$(0.37)

(A)	Obtained from the audited consolidated statements of operations of Ocean Biomedical ended December 31, 2022.
(B)	Obtained from the audited statement of operations of AHAC ended December 31, 2022.

See accompanying notes to the consolidated combined financial statements

PF 4

NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

1. Basis of Presentation

The Business Combination is accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, AHAC, who is the legal acquirer, and treated as the “acquired” company for financial reporting purposes and Ocean Biomedical is the accounting acquirer. This determination was primarily based on the following facts and circumstances: (i) Ocean Biomedical’s existing stockholders have 67.2% of the voting interest of New Ocean Biomedical; (ii) Ocean Biomedical’s senior management comprises the senior management of New Ocean Biomedical; (iii) the directors nominated by Ocean Biomedical represent a majority of the board of directors of New Ocean Biomedical; (iv) Ocean Biomedical’s operations comprise the ongoing operations of New Ocean Biomedical; and (v) “Ocean Biomedical, Inc.” is the name being used by New Ocean Biomedical. Accordingly, for accounting purposes, the Business Combination is the equivalent of a capital transaction in which Ocean Biomedical is issuing stock for the net assets of AHAC. The net assets of AHAC are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of Ocean Biomedical. The audited pro forma combined consolidated balance sheets as of December 31, 2022 assumes the Business Combination occurred on December 31, 2022. The audited pro forma combined consolidated statements of operations for year ended December 31, 2022 present the pro forma effect of the Business Combination as if it had been completed on January 1, 2022, the beginning of the earliest period presented. These periods are presented on the basis of Ocean Biomedical as the accounting acquirer.

The unaudited pro forma combined consolidated balance sheets as of December 31, 2022 have been prepared using, and should be read in conjunction with, the following:

● AHAC’s audited balance sheet as of December 31, 2022 and the related notes for the year ended December 31, 2022; and

● Ocean Biomedical’s audited consolidated balance sheets as of December 31, 2022 and the related notes for the period ended December 31, 2022.

The unaudited pro forma combined consolidated statements of operations for the year ended December 31, 2022 have been prepared using, and should be read in conjunction, with the following:

● AHAC’s audited statement of operations for the period since inception (June 17, 2021) ended December 31, 2022 and the related notes; and

● Ocean Biomedical’s audited consolidated statements of operations for the year ended December 31, 2022 and the related notes.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma combined consolidated financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma combined consolidated financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination. The pro forma adjustments reflecting the consummation of the Business Combination are based on certain available information as of the Closing Date of these unaudited pro forma combined consolidated financial statements and certain assumptions and methodologies that AHAC believes are reasonable under the circumstances. The unaudited consolidated pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. AHAC believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma combined consolidated financial information.

The unaudited pro forma combined consolidated financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of New Ocean Biomedical. They should be read in conjunction with the historical financial statements and notes thereto of AHAC and Ocean Biomedical.

PF 5

General Description of the Business Combination Agreement

On August 31, 2022, AHAC entered into an Agreement and Plan of Merger by and among AHAC Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of AHAC (“Merger Sub”), Ocean Biomedical, Inc., a Delaware corporation (“Ocean Biomedical”), Aesther Healthcare Sponsor, LLC, (“Sponsor”) in its capacity as Purchaser Representative, and Dr. Chirinjeev Kathuria, in his capacity as Seller Representative, that was amended on December 5, 2022 (as amended, the “Business Combination Agreement”), pursuant to which at the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”), Merger Sub merged with and into Ocean Biomedical (the “Merger”), with Ocean Biomedical continuing as the surviving corporation and wholly-owned subsidiary of AHAC. AHAC changed its name to Ocean Biomedical, Inc. at the Closing (collectively, the “Business Combination”). We refer to AHAC and its consolidated subsidiaries following the Business Combination as “New Ocean Biomedical.” The Business Combination is accounted for as a reverse recapitalization.

Merger Consideration

As consideration for the Merger, AHAC issued to the holders of Ocean Biomedical’s securities as of immediately prior to the Closing approximately 23,355,432 shares of AHAC’s Class A common stock (with a per-share value of $10.00) with an aggregate value equal to $233,554,320, as adjusted as required by the Business Combination Agreement to take into account net working capital, closing net debt and Ocean Biomedical, transaction expenses, in exchange for all of the issued and outstanding capital stock of Ocean Biomedical;

Earnout Shares

In addition, pursuant to Business Combination Agreement, the holders of Ocean Biomedical’s common stock shall be entitled to receive from the New Ocean Biomedical, Inc., in the aggregate, up to an additional 19,000,000 shares of the Company’s common stock (the “Earnout Shares”) as follows: (a) in the event that the volume-weighted average price (the “VWAP”) of New Ocean Biomedical exceeds $15.00 per share for twenty (20) out of any thirty (30) consecutive trading days beginning on the Closing Date until the 36-month anniversary of the Closing Date, the holders of Ocean Biomedical securities pre-Closing shall be entitled to receive an additional 5,000,000 shares of New Ocean Biomedical’s common stock, (b) in the event that the VWAP of New Ocean Biomedical exceeds $17.50 per share for twenty (20) out of any thirty (30) consecutive trading days beginning on the Closing Date until the 36-month anniversary of the Closing Date, the holders of Ocean Biomedical’s securities pre-Closing shall be entitled to receive an additional 7,000,000 shares of New Ocean Biomedical’s common stock and (c) in the event that the VWAP of New Ocean Biomedical exceeds $20.00 per share for twenty (20) out of any thirty (30) consecutive trading days beginning on the Closing Date until the 36-month anniversary of the Closing Date, the holders of Ocean Biomedical’s securities pre-Closing shall be entitled to receive an additional 7,000,000 shares of New Ocean Biomedical’s common stock. In addition, for each issuance of Earnout Shares, New Ocean Biomedical will also issue to Sponsor an additional 1,000,000 shares of New Ocean Biomedical’s common stock.

Both the number of Earn-Out Shares and the price per share is subject to adjustment to reflect the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the common stock (i.e., dilutive activities).

The accounting for the Earnout Shares was first evaluated under ASC 718 to determine if the arrangement represents a share-based payment arrangement. Because the Earnout Shares are issued to all of Ocean Biomedical’s Shareholders (before the merger) and the Sponsor and there are no service conditions nor any requirement of the participants to provide goods or services, the Company determined that the Earnout Shares are not within the scope of ASC 718. In reaching this conclusion, the Company focused on the fact that the Earnout Shares are not provided to any holder of options or unvested stock but rather the arrangement is provided only to vested equity holders.

Next, the Company determined that the Earnout Shares represent a freestanding equity-linked financial instrument to be evaluated under ASC 480 and ASC 815-40. Based upon the analysis, the Company concluded that the Earnout Shares should not be classified as a liability under ASC 480.

PF 6

Under ASC 815-40, an entity must first evaluate whether an equity-linked instrument is considered indexed to the reporting entity’s stock. This analysis, which is performed under ASC 815-40-15, is a two-step test that includes evaluation of both exercise contingencies and settlement provisions. The Earnout Share arrangement contains contingencies – the daily volume weighted average stock price on the basis of a specific price per share. The contingency is based on an observable market or an observable index other than one based on New Ocean Biomedical’s stock. With respect to settlement provisions, the number of Earn Out Shares is adjusted only for dilutive activities, which are an input into the pricing of a fixed-for-fixed option on equity shares under ASC 815-40-15-7E(c). It is important to note that, in absence of dilutive activities, there will be either zero or 19 million shares issuable under the Earnout Share arrangement; therefore, the triggering events for issuance of shares is only an exercise contingency to be evaluated under step 1 of ASC 815-40-15.

The Company next considered the equity classification conditions in ASC 815-40-25 and concluded that all of them were met. Therefore, the Earnout Share arrangement is appropriately classified in equity.

As the merger is accounted for as a reverse recapitalization, the fair value of the Earnout Share arrangement as of the merger date is accounted for as an equity transaction (as a deemed dividend) as of the closing date of the merger.

Warrants

There are outstanding an aggregate of 5,250,000 Public Warrants and 5,411,000 Private Placement Warrants held by our Sponsor. Each of our outstanding whole warrants is exercisable commencing 30 days following the Closing (February 14, 2023) (or, if later, upon the effectiveness of a registration statement registering the New Ocean Biomedical common stock issuable upon exercise of the warrants) for one share of New Ocean Biomedical common stock. Therefore, if the Company assumes that each outstanding whole warrant is exercised and one share of New Ocean Biomedical common stock is issued as a result of such exercise, with payment to New Ocean Biomedical of the exercise price of $11.50 per whole warrant for one whole share, our fully-diluted share capital would increase by a total of 10,661,000 shares, with approximately $122,601,500 million paid to the Company to exercise the warrants, assuming cash exercise.

On February 22, 2022, Ocean Biomedical entered into a Loan Agreement with Second Street Capital, LLC (the “Second Street Loan”), pursuant to which Ocean Biomedical borrowed $600,000, which was used to pay a $15,000 loan fee and certain accrued expenses of Ocean Biomedical. The Second Street Loan accrues interest at the rate of 15% per annum, with principal and interest due at maturity. Ocean Biomedical was required to repay the Second Street Loan on the earlier of (i) 5 business days after Ocean Biomedical’s next financing or (ii) May 23, 2022. Ocean Biomedical issued to Second Street Capital, LLC a warrant to purchase 312,500 shares of Ocean Biomedical’s common stock, with an exercise price of $11.00 per share, exercisable until February 22, 2026. For a period of 180 days from the closing of Ocean Biomedical’s next financing, Second Street Capital, LLC has the right to put the warrants to Ocean Biomedical in exchange for a payment of $250,000.

On April 22, 2022, Ocean Biomedical entered into a second Loan Agreement with Second Street Capital, LLC (the “Second Street Loan 2”), pursuant to which it borrowed $200,000, which was used to pay a $15,000 loan fee, $15,000 fee for amending the Second Street Loan Agreement to extend the maturity date, and $20,000 next day loan fee. The Second Street Loan 2 accrues interest at the rate of 15% per annum, with principal and interest due at maturity. Ocean Biomedical issued to Second Street Capital, LLC a warrant to purchase 62,500 shares of Ocean Biomedical’s common stock, with an exercise price of $11.00 per share, exercisable until February 22, 2026. There is no put option associated with this loan. The Company was required to repay the Second Street Loan 2 on the earlier of (i) 5 business days after Ocean Biomedical’s next financing or (ii) November 18, 2022.

On September 30, 2022, the Second Street Loan 2 was further amended to extend the maturity date to December 30, 2022, and to issue to Second Street Capital, LLC an additional warrant to purchase 75,000 shares of Ocean Biomedical’s common stock, with an exercise price of $10.20 per share, exercisable until September 30, 2026.

On December 30, 2022, the Second Street Loan and the Second Street Loan 2 were further amended to extend the maturity date to February 15, 2023. No additional warrants were issued to Second Street Capital, LLC in connection with the extension. Effective February 15, 2023, the Second Street Loan and the Second Street Loan 2 were amended again and the Company is currently required to repay the loans on the earlier of (i) 5 business days after Ocean Biomedical’s next financing or (ii) March 31, 2023. Currently, the Company and Second Street Capital, LLC are working on an extension.

January 2023 Loan

On January 10, 2023, the Second Street Loan 2 was further amended to increase the loan amount from $200,000 to $400,000 with a maturity date to February 15, 2023. No additional warrants were issued to Second Street Capital, LLC in connection with the extension. Effective February 15, 2023, the Second Street Loan and the Second Street Loan 2 were amended again and the Company is currently required to repay the loans on the earlier of (i) 5 business days after Ocean Biomedical’s next financing or (ii) March 31, 2023. Currently, the Company and Second Street Capital, LLC are working on an extension.

March 2023 Loans

Dated as of March 28, 2023, the Company entered into a Loan Agreement with McKra Investments III pursuant to which the Company borrowed $1 million to pay certain accrued expenses. The loan bears interest at 15% per annum and is due within three business days of our next financing or receipt of proceeds from the Backstop Agreement or, if earlier, 45 days from the date of the advance. We issued warrants to the lender for 200,000 shares of the Company’s common stock, exercisable for five years at an exercise price of $10.34 and will pay $150,000 in loan fees at maturity.

Dated as of March 29, 2023, the Company entered into a Loan Agreement with Second Street Capital, LLC pursuant to which the Company borrowed $1 million to pay certain accrued expenses. The loan bears interest at 15% per annum and is due within three business days of our next financing or receipt of proceeds from the Backstop Agreement or, if earlier, 45 days from the date of the advance. We issued warrants to the lender for 200,000 shares of the Company’s common stock, exercisable for five years at an exercise price of $10.34 and will pay $150,000 in loan fees at maturity.

PF 7

Ocean Biomedical’s lender, Second Street Capital, LLC, has aggregate warrants for 450,000 shares of Ocean Biomedical common stock (“Ocean Warrants”). On the Closing Date of the Business Combination, AHAC issued Second Street Capital, LLC a warrant for a number of shares of New Ocean Biomedical common stock equal to the economic value of the Ocean Warrants (a “Converted Ocean Warrant”) in exchange for the termination of the Ocean Warrants. The Converted Ocean Warrant are exercisable for 511,712 shares of New Ocean Biomedical common stock at an exercise price of $8.06 per share and 102,342 shares of New Ocean Biomedical common stock at an exercise price of $7.47 per share.

Class B Units Profit Interest

In December 2020, the sole stockholder of Ocean Biomedical contributed 100% of his founders shares in the amount of 17,112,298 shares to Poseidon Bio, LLC (“Poseidon”) which became the sole stockholder of Ocean Biomedical. In February 2021, Poseidon transferred 342,244 shares of Ocean Biomedical’s common stock back to Ocean Biomedical’s founder. In February 2021, Poseidon amended and restated its operating agreement to allow additional members into Poseidon by issuing Class A units and Class B units in which Ocean Biomedical’s founder is the sole Class A unit holder who holds 100% of the voting power of Poseidon. In addition, certain executives and employees were granted Class B unit profit interests in Poseidon. In April 2022, and additional 25,500 fully vested Class B profit interests were granted to an executive. These profit interests grants in Ocean Biomedical’s controlling shareholder were deemed to be transactions incurred by the shareholder and within the scope of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718, Stock Compensation. As a result, the related transactions by the stockholder were pushed down into Ocean Biomedical’s consolidated financial statements. As of February 14, 2023, Ocean Biomedical’s founder held 100% of the voting power and 68% of the equity interests in Poseidon. The Business Combination had no impact on the Poseidon Class B units and Ocean Biomedical does not anticipate that Poseidon will make any additional grants of Class B units after the Closing.

Extension Share Award

Sponsor received at Closing, as part of obtaining two (2) three-month extensions beyond the September 16, 2022 deadline to complete an initial business combination, additional shares of AHAC Class A common stock (collectively, an “Extension Share Award”). At September 30, 2022, the first extension share payment of $1,050,000 was paid. At December 15, 2022, the second extension share payment of $1,050,000 was paid. For the year ended December 31, 2022, a total of $2,100,000 was paid for the extension share payments.

2. Adjustments to Unaudited Pro Forma Combined Consolidated Financial Information

The unaudited pro forma combined consolidated financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The historical financial statements have been adjusted in the unaudited pro forma combined consolidated financial information to give pro forma effect to events that are directly attributable to the Business Combination. Ocean Biomedical and AHAC have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had New Ocean Biomedical filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma consolidated combined statement of operations are based upon the number of New Ocean Biomedical’s shares outstanding, assuming the Business Combination had been completed on January 1, 2022, the beginning of the earliest period presented.

PF 8

Adjustments to Unaudited Pro Forma Combined Consolidated Balance Sheet

(1) Reflects the transactions relating to the Business Combination, the purchase of shares under the Vellar Backstop Agreement and release of funds to Ocean at the closing of the Business Combination. AHAC and Ocean Biomedical entered into an OTC Equity Prepaid Forward Transaction (the “Vellar Backstop Agreement”) with Vellar Opportunity Fund SPV LLC – Series 3 (“Vellar”). The Vellar Backstop Agreement was entered into on August 31, 2022 concurrently with the execution and prior to the announcement of the Business Combination Agreement. On February 12, 2023, AHAC, Legacy Ocean, and Vellar again amended and restated the original Vellar Backstop Agreement (the “Definitive A&R Backstop Agreement”) to increase the maximum number of shares Vellar may purchase from 6,000,000 to 8,000,000. Pursuant to the Backstop Agreement, Vellar agreed to purchase up to 8,000,000 shares of AHAC’s common stock in the open market for up to $80 million, including from other stockholders that elected to redeem and subsequently revoked their prior elections to redeem their shares, following the expiration of AHAC’s s redemption offer.

On February 13, 2023, AHAC, Vellar, and Legacy Ocean entered into an agreement with each of (i) Meteora Special Opportunity Fund I, LP, Meteora Select Trading Opportunities Master, LP and Meteora Capital Partners, LP (collectively, “Meteora”) and (ii) Polar Multi-Strategy Master Fund (“Polar”), pursuant to which Vellar assigned its obligations as to 2,666,667 shares of AHAC’s common stock to Meteora and as to 2,000,000 shares of AHAC’s common stock to Polar. Vellar, Meteora and Polar are collectively referred to as the “Backstop Providers”.

The Vellar Backstop Agreement is intended to provide AHAC with additional issued and outstanding shares and cash (in the short-term) following the closing of the Business Combination because it evidences Vellar’s intent to purchase shares from AHAC stockholders that elected to redeem their shares. This is intended to help AHAC obtain sufficient cash at the Closing of the Business Combination Agreement to meet the minimum cash condition therein, reduce redemption related risks and generally facilitate the consummation of the Business Combination. However, if Vellar purchases any shares pursuant to the Vellar Backstop Agreement, immediately following the Closing, AHAC will need to prepay to Vellar an amount equal to the number of shares to be purchased by Vellar times the redemption price (as determined in accordance with the AHAC Charter), and, as a result, AHAC’s cash reserves would be reduced significantly.

The Vellar Backstop Agreement was evaluated under the Guidance of ASC 480. The Vellar Backstop Agreement is evaluated as a prepaid redemption contract that meets the definition of a derivative and is initially valued at an estimated closing date fair value of $44.1 million. The value of the Vellar Backstop Agreement was calculated using the Options Method which makes use of the Binomial Lattice Model for evaluation. The valuation was prepared as if it was entered into on September 30, 2022 and the principal assumptions of the evaluation are as follows: volatility 31.84%; risk free interest of 4.15%; zero dividends; and a period of three years.

PF 9

				Net Changes
Cash and Cash Equivalents	Cash From Trust	$64,862	(i)
	Payment to Backstop Providers for Forward Purchase	$(50,467)	(ii)
	Payment to Backstop Providers for Share Consideration	$(12,396)	(iv)
	Additional shares not redeemed - Cash from Trust	$1,100	(v)	$3,100

Cash Held in Trust	Transfer of Cash from Trust	$110,443	(iii)	$110,443

Forward Purchase Agreement	Valuation for Backstop Agreement	$50,467	(ii)
	Valuation Adjustment	$660	(ii)	$51,127

AHAC Class A common Stock subject to possible redemption	Transfer of Common Stock	$(110,443)	(iii)	$(110,443)

Additional Paid in Capital	Decrease for redemption of Stock	$(45,581)	(i)
	Increase for Transfer of Common Stock	$110,443	(iii)
	Additional shares not redeemed - Cash from Trust	$1,100	(v)	$65,962

Retained Earnings	Valuation Adjustment	$660	(ii)
	Share Consideration	$(12,396)	(iv)	$(11,736)

(i) To Record the release of Cash from the Trust Account for Redeemed shares
Total Number of redeemable shares	10,500,000	Shares Redeemed	10,389,093	193,569
Price per redeemable share	$10.33
Total Shares purchased per the Backstop Agreement			4,885,466
Total Shares issued for Shares Consideration			1,200,000	6,085,466
Total Shares outstanding after the Backstop Agreement			6,279,035
Total Cash Deposited from the Trust to the Company			$64,862
Total Cash Deposited from the Trust to the Company less Stock subject to redemption to Additional Paid in Capital.			$(45,581)
(ii) To record the payment to Backstop Providers for purchase of shares	Shares Purchased times redeemable Price		$50,467

	Valuation of Agreement		$51,127
	Adjustment for Valuation		$(660)

(iii) To record the Stock Subject to redemption to Additional Paid in Capital			$110,443

(iv) Share Consideration	1,200,000		$12,396

(v) Additional Shares not redeemed - Cash from Trust			$1,100

(2) Represents estimated direct and incremental transaction costs incurred by AHAC and Ocean Biomedical related to the Business Combination. The deferred acquisition costs are reflected as a reduction of additional paid in capital as the amounts would be capitalized and deferred in the amount of $1.81 million. This adjustment reflects the amount of accounting fees, legal fees, and registration fees.

(3) Reflects the recapitalization of Ocean Biomedical through the issuance of 23,355,432 shares ($233,554,437 divided by $10.00, excluding fractional shares) of New Ocean Biomedical common stock at par value of $0.0001 and the conversion of Class B common stock to common stock. Below is the computation of the merger consideration calculation at closing. This takes into account all closing adjustments to the merger consideration calculations, including net working capital adjustments, closing net debt adjustment and transaction expenses in excess of $6,000,000. The adjustments were calculated based on the closing.

PF 10

Merger Consideration	$240,000,000
Less Agreed Upon Ocean Warrant Valuation for Closing (a)	1,250,545
Adjusted Merger Consideration	$238,749,455

Net Working Capital Adjustment Minus (b)	$(4,029,505)
Closing Net Debt Adjustment (c)	-
Transaction expenses in excess of $6 million (d)	(1,165,513)
Potential Adjusted Merger Consideration	$233,554,437

(a) The parties have agreed to value the Ocean Warrant at Closing at a value of $1,250,455

(b) Minus the amount, if any, by which the Target Net Working Capital ($0.00) Amount exceeds the Net Working Capital by more than $500,000 (“Net Working Capital Threshold”)

Current Assets	$-
Current Liabilities	4,529,505
Net Working Capital at Closing	(4,529,505)
Less Net Working Capital Threshold	500,000
Net Working Capital Adjustment	$(4,029,505)

(c) The amount, if any, by which the Company Net Debt exceeds $1,000,000 (“Net Debt Threshold”)

All indebtedness of Target Company	$1,000,000
Company Closing Cash	183,000
Net Debt at Closing	817,000
Company Net Debt Threshold	1,000,000
Excess of Company Net Debt over Threshold	$-

(d) The amount, if any by which the Company Transaction Expenses exceed $6,000,000 (“Company Transaction Expense Threshold”)

Transaction Expenses at Closing	$7,165,513
Company Transaction Expense Threshold	6,000,000
Excess of Transaction Expenses over Threshold	$1,165,513

(4) Reflects the elimination of the historical accumulated deficit of AHAC, the legal acquirer, in the amount of $2.8 million.

(5) Reflects the repayment of the Extension Loan to Aesther Healthcare Sponsor, LLC of $0.6 million, and issuance of extension shares per the below calculation.

		Number of Shares	Total	Per	Total Extension
	Amount of Loan	Per loan Dollar	Extension Shares	Share Value	Share Valuation
First Extension September 17, 2022	$1,050,000	0.25	262,500	$10.00	$2,625,000
Second Extension December 5, 2022	$1,050,000	1.05	1,102,500	$10.00	$11,025,000
Total	$2,100,000		1,365,000	$10.00	$13,650,000
Less: Amount Paid	$550,000
Total	$1,550,000		$1,365,000		$13,650,000

PF 11

Adjustments to the Unaudited Pro Forma Combined Consolidated Combined Statements of Operations (in thousands, except share and per share data)

The pro forma adjustments included in the unaudited pro forma combined consolidated statements of operations for the year ended December 31, 2022 are as follows:

(aa) Represents the elimination of historical interest income earned on the Trust Account.

(bb) Represents the conversion of 2,625,000 AHAC Class B shares; 1,365,000 Extension Shares and 23,355,432 shares of New Ocean Biomedical common stock issued in the Business Combination; non-redemption of 293,569 shares of AHAC Class A common stock; Shares Consideration of 1,200,000 shares issued under the Vellar Backstop Agreement; and 4,885,466 shares purchased by the Backstop Providers.

(cc) Represents the amount of the value of the Extension Shares of $13.65 million shown as Loss on Extinguishment of Debt. See Footnote (5).

(dd) Represents the amount of the payment to the Backstop Providers under the Vellar Backstop Agreement that is in excess of the fair value of the agreement of $0.660 million and shares consideration of ($12.396 million).

3. Net income per Share

Represents the net income per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2022, the beginning of the earliest period presented. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented.

For the Year Ended December 31, 2022
Pro forma net income	$(45,227)
Basic and diluted weighted average shares	33,724,467
Net income (loss) per share – Basic and Diluted	$(1.34)

At the Business Combination there is one class of stock, common stock (Class B common stock converts to common stock). Warrants representing private (5,411,000), Public (5,250,000) and Ocean Biomedical (614,055) were not used in the computation of Basic and diluted weighted average shares outstanding, because the effect of inclusion would be anti-dilutive.

Stockholder	Shares
Legacy Ocean equity holders	23,355,432
AHAC Public Stockholders	293,569
AHAC Sponsor(s)	2,625,000
Extension Shares	1,365,000
Shares Consideration	1,200,000
Syndicated Forward Purchase Agreement	4,885,466
Basic and diluted weighted average shares outstanding	33,724,467

PF 12

COMPARATIVE PER SHARE DATA

The following table sets forth selected historical comparative unit and share information for AHAC and Ocean Biomedical, respectively, and unaudited pro forma combined per share information of AHAC after giving effect to the Business Combination.

The unaudited AHAC and Ocean Biomedical pro forma combined per share information is derived from, and should be read in conjunction with, the unaudited pro forma combined consolidated financial statements and related notes.

The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of AHAC and Ocean Biomedical would have been had the companies been combined during the period presented.

	Historical
	Ocean		AHAC		Combined
As of and for Year Ended December 31, 2022
Book value per share – basic and diluted	$ (0.99	)(1)	$ (0.09	)(1)	$(1.34	)(2)
Weighted average redeemable common shares outstanding – basic and diluted	-		10,600,000
Weighted average non-redeemable common shares outstanding – basic and diluted	17,496,370		2,765,000		33,724,467
Net income(loss) per share – redeemable, basic and diluted	-		$(0.09)
Net income(loss) per share – non-redeemable, basic and diluted	$(0.99)		$(0.37)		$(1.34)

As of and for the Year Ended December 31, 2021
Book value per share – basic and diluted	N/A	(3)	N/A	(3)	N/A	(3)
Weighted average redeemable common shares outstanding – basic and diluted			10,600,000
Weighted average non-redeemable common shares outstanding – basic and diluted	17,496,370		2,765,000		33,724,467
Net income(loss) per share – redeemable, basic and diluted			$(0.10)
Net income(loss) per share – non-redeemable, basic and diluted	$(3.57)		$(0.23)		$(1.87)

(1) Historical book value per share is equal to total stockholders’ equity (excluding shares of preferred stock) divided by shares outstanding as of December 31, 2022.

(2) Pro forma book value per share is equal to pro forma stockholders’ equity divided by pro forma shares outstanding at closing.

(3) A pro forma balance sheet for the year ended December 31, 2021 is not required to be included herein and as such, no such calculation is included in this table.

PF 13